STATEMENT OF FILING PERSON

In connection with

PRELIM 14A/DEF 14A Proxy Statement

And

Schedule 13E-3

Of

The Vermont Teddy Bear Co., Inc. (VTBC)

In relation to the

Agreement and Plan of Merger dated as of May 16, 2005

by and among

VTBC, Hibernation Holding Company, Inc., a Delaware corporation and Hibernation Company, Inc., a Delaware corporation

The undersigned Filing Person hereby acknowledges and attests as follows:

I have reviewed Schedule 13E-3 and the Proxy Statement to the extent expressly incorporated therein by reference as of this date.

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in Schedule 13E-3 and the Proxy Statement to the extent expressly incorporated therein by reference is true, complete and correct.

I understand that SEC staff comments or changes to disclosure in response to SEC staff comments in the filings reviewed by the staff do not foreclose the SEC from taking any action with respect to the filing; and

I understand that I may not assert staff comments as a defense in any proceeding initiated by the SEC or any person under U.S. securities laws.

HIBERNATION HOLDING COMPANY,

INC.

Date: September 2, 2005 By: /s/ Robert D. Crowley

Name: Robert D. Crowley

Title: President